UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2016

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(203) 723-3576

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2016, Nathan Harding resigned as the Chief Executive Officer and as a member of the Board of Directors of Ekso Bionics Holdings, Inc. (the “Company”), effective immediately. Mr. Harding’s resignation from the Board of Directors is not the result of any disagreement with respect to the Company’s operations, policies or practices or other occurrence that would require disclosure under Item 5.02(a) of Form 8-K.

In connection with his termination, Mr. Harding entered into a Separation Agreement with the Company pursuant to which (i) the Company agreed to pay him a severance payment in an amount equal to his annual base salary of $275,000 (payable in accordance with the Company’s normal payroll practices) for a period of 12 months commencing on the effective date of his termination (the “Severance Period”), (ii) all of Mr. Harding’s currently outstanding stock options that would first have become vested or exercisable during the Severance Period if Mr. Harding continued to be employed by the Company shall become vested and exercisable on the date of Mr. Harding’s resignation (the “Separation Date”), and all stock options that are or become exercisable upon the Separation Date shall remain exercisable until February 23, 2022 or, if earlier, until the latest date upon which such stock options could have been exercised under the original award, and (iii) the Company will continue to make the employer contribution to the cost of Mr. Harding’s continued participation in the Company’s group health and dental insurance plans during the Severance Period. As a condition to his receipt of benefits under the Separation Agreement, Mr. Harding agreed to release all claims against the Company.

On February 23, 2016, the Board appointed Thomas Looby, the Company’s President and Chief Commercial Officer, to serve as its Interim Chief Executive Officer effective immediately. Mr. Looby will also continue in his position as President. Mr. Looby’s biography and, to the extent applicable, the information required by Item 404(a) of Regulation S-K are included in the Company’s definitive proxy statement filed by the Company with the Securities and Exchange Commission on May 11, 2015 (the “2015 Proxy Statement”).  Mr. Looby’s current compensation is described in the 2015 Proxy Statement.

A copy of the press release issued by the Company to announce the appointment of Mr. Looby as Interim Chief Executive Officer is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press release dated February 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

Dated: February 26, 2016

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